UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2025

VIAVI SOLUTIONS INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22874	94-2579683
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification Number)

1445 South Spectrum Blvd, Suite 102 Chandler, Arizona 85286
(Address of principal executive offices and Zip Code)

(408) 404-3600
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of the exchange on which registered
Common Stock, par value of $0.001 per share	VIAV	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company. ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported, on August 13, 2025, Viavi Solutions Inc. (the “Company”) entered into privately negotiated exchange and/or subscription agreements with certain holders of its 1.625% Senior Convertible Notes due 2026 (the “2026 Notes”) and certain new investors pursuant to which the Company will issue $250 million aggregate principal amount of its 0.625% Senior Convertible Notes due 2031 (the “New Notes”) consisting of (a) approximately $100.9 million principal amount of New Notes in exchange for approximately $97.5 million principal amount of 2026 Notes (the “Exchange Transactions”) and (b) approximately $149.1 million principal amount of New Notes for cash (the “Subscription Transactions” and together with the Exchange Transactions, the “Transactions”), in each case, pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder.

The New Notes were offered in the Transactions to investors who represented that they are institutional “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act and “qualified institutional buyers” as defined in Rule 144A promulgated under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Any shares of the Company’s common stock that may be issued upon conversion of the New Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. The offer and sale of the New Notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, the New Notes may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

In exchange for issuing New Notes pursuant to the Exchange Transactions, the Company will receive and cancel the exchanged 2026 Notes. The Company will receive gross cash proceeds from the Subscription Transactions of approximately $149.1 million, excluding fees and expenses payable by the Company in connection with the Transactions.

The New Notes may be converted at any time on or prior to the close of business on the business day immediately preceding December 1, 2030, in multiples of $1,000 principal amount, at the option of the holder only upon the occurrence of certain events.  During the periods from, and including, December 1, 2030 until the close of business on the business day immediately preceding the maturity date, holders of the New Notes may convert the New Notes at any time. The holders of the New Notes will be entitled to convert the New Notes into cash and shares of the Company’s common stock, if any, based upon an initial conversion rate of 72.5295 shares of the Company’s common stock per $1,000 principal amount of New Notes (which is equal to an initial conversion price of approximately $13.79 per share of the Company’s common stock, representing an approximately 25% conversion premium based on the closing price of $11.03 per share of the Company’s common stock on August 13, 2025), subject to adjustment as will be provided for in the Indenture. Initially, a maximum of 22,665,450 shares of the Company’s common stock may be issued upon conversion of the New Notes based on the maximum conversion rate for the New Notes, which is subject to customary anti-dilution adjustments.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIAVI SOLUTIONS INC.

	By:	/s/ Ilan Daskal
	Name:	Ilan Daskal
	Title:	Chief Financial Officer
(Duly Authorized Officer and Principal Financial and Accounting Officer)

August 19, 2025